UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2008 (April 1, 2008)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 1, 2008, Baker Hughes Incorporated (the “Company”) entered into a new additional credit agreement among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, and the other lenders identified therein (the “2008 Credit Agreement”). J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. acted as Co-Lead Arrangers and Joint Book Managers. The 2008 Credit Agreement is a committed $500 million revolving credit facility that expires in March 2009. The Company will pay a facility fee on the total commitment. The use of the proceeds from the 2008 Credit Agreement is for general corporate purposes.
The 2008 Credit Agreement contains certain covenants, which, among other things, require the maintenance of a funded indebtedness to total capitalization ratio (a defined formula per the facility) of less than or equal to 0.60, restrict certain merger transactions or the sale of all or substantially all of the assets of the Company or a significant subsidiary and limit the amount of subsidiary indebtedness. Upon the occurrence of certain events of default, the Company’s obligations under the 2008 Credit Agreement may be accelerated. Such events of default include payment defaults to lenders under the 2008 Credit Agreement, covenant defaults and other customary defaults. To the extent the Company has outstanding commercial paper, its aggregate ability to borrow under the 2008 Credit Agreement and the Existing Credit Agreement (as defined below) is reduced. As of April 1, 2008, the Company had no direct borrowings under the 2008 Credit Agreement.
The foregoing description of the 2008 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the 2008 Credit Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.
* * * *
Also on April 1, 2008, the Company entered into a Third Amendment (the “Third Credit Agreement Amendment”) to the existing credit agreement among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto dated as of July 7, 2005 (the “Existing Credit Agreement”). The Existing Credit Agreement is a $500 million committed revolving credit facility that expires in July 2012. The Third Credit Agreement Amendment amends certain provisions of the Existing Credit Agreement to allow the Company’s subsidiaries to incur, without limitation, intraday over advances and overnight overdrafts, provided that such advances and overdrafts do not remain outstanding for more than two business days. The Third Credit Agreement Amendment also conforms certain other provisions of the Existing Credit Agreement to the comparable provisions in the 2008 Credit Agreement. To the extent the Company has outstanding commercial paper, its aggregate ability to borrow under the Existing Credit Agreement and the 2008 Credit Agreement is reduced. As of April 1, 2008, the Company had no direct borrowings under the Existing Credit Agreement.

The foregoing description of the Third Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Credit Agreement Amendment which is filed as Exhibit 10.2 to this Form 8-K and incorporated into this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation.
The information set forth under Item 1.01 above hereby is incorporated into this Item 2.03 by reference.
* * * *
On April 2, 2008, the Company increased by $500 million its commercial paper program (the “Program”). As of April 2, 2008, the Company may issue from time to time unsecured commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of $1 billion. To the extent the Company has outstanding commercial paper under the Program, the Company’s aggregate ability to borrow under the 2008 Credit Agreement and the Existing Credit Agreement is reduced. The proceeds of the Program will be used for general corporate purposes, including working capital, capital expenditures, acquisitions and share repurchases. Commercial paper issued under the Program is scheduled to mature within 270 days of issuance. The commercial paper is not redeemable prior to maturity and will not be subject to voluntary prepayment. The commercial paper is unsecured and issued on a private placement exempt from registration under the federal and state securities laws. The commercial paper constitutes a direct financial obligation of the Company. As of April 2, 2008, the Company has issued an aggregate of approximately $435 million of Notes under the Program.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
10.1 Credit Agreement dated as of April 1, 2008, among Baker Hughes Incorporated, JPMorgan Chase Bank, N.A., as Administrative Agent and fifteen lenders for $500 million, in the aggregate for all banks.

10.2 Third Amendment to Credit Agreement dated as of April 1, 2008, among Baker Hughes Incorporated, JPMorgan Chase Bank, N.A., as Administrative Agent, and fifteen lenders for $500 million, in the aggregate for all banks.
This Form 8-K contains certain “forward-looking statements” (as defined in Section 21E of the Exchange Act, as amended) that reflect the Company’s expectations regarding future events. These forward-looking statements reflect the Company’s current beliefs and expectations and are based on information currently available to the Company. Accordingly, these statements are subject to known and unknown risks, uncertainties and other factors that could cause actual events to differ from those expressed in, or implied by, these statements. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and all subsequent filings with the Securities and Exchange Commission for a discussion of other risks and uncertainties. As a result, no assurance can be given that the Company’s beliefs and expectations covered by such forward-looking statements will be achieved. The Company is not obligated and has no intention to update or revise these forward-looking statements to reflect new events, information or circumstances.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: April 2, 2008	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of April 1, 2008, among Baker Hughes Incorporated, JPMorgan Chase Bank, N.A., as Administrative Agent and fifteen lenders for $500 million, in the aggregate for all banks.

10.2	Third Amendment to Credit Agreement dated as of April 1, 2008, among Baker Hughes Incorporated, JPMorgan Chase Bank, N.A., as Administrative Agent, and fifteen lenders for $500 million, in the aggregate for all banks.